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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Ridgeview, Inc.
Newton, North Carolina

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 2, 1996, except for Note 10
which is as of October   , 1996, relating to the consolidated financial
statements of Ridgeview, Inc., which is contained in that Prospectus, and of our report dated February 2, 1996, relating to the schedule, which is contained in
Part II of the Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                            BDO Seidman, LLP

Greensboro, North Carolina
August 29, 1996